For additional information, contact:
Andy Borrmann
EVP & Chief Financial Officer
678.734.3505

COLONY BANKCORP REPORTS THIRD QUARTER 2022 RESULTS
DECLARES QUARTERLY CASH DIVIDEND OF $0.1075 PER SHARE
ANNOUNCES SHARE BUYBACK AUTHORIZATION

FITZGERALD, GA. (October 20, 2022) – Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”) today reported financial results for the third quarter of 2022. Financial highlights are shown below.

Financial Highlights:

•Net income increased to $5.3 million, or $0.30 per diluted share, for the third quarter of 2022, compared to $3.4 million, or $0.19 per diluted share, for the second quarter of 2022, and $5.6 million, or $0.45 per diluted share, for the third quarter of 2021.
•Operating net income of $5.3 million, or $0.30 per diluted share remained stable for the third quarter of 2022 as compared to $5.2 million, or $0.30 per diluted share, for the second quarter of 2022, and $6.9 million, or $0.57 per diluted share, for the third quarter of 2021 (see Reconciliation of Non-GAAP Measures)..
•Provision for loan losses of $1.3 million was recorded in third quarter of 2022, compared to $1.1 million in the second quarter of 2022, and $150,000 recorded in third quarter of 2021.
•Total loans were $1.59 billion at September 30, 2022, an increase of $133.81 million, or 9.21% from the prior quarter.
•Mortgage production was $99.4 million, and mortgage sales totaled $68.5 million in the third quarter of 2022 compared to $113.7 million and $82.3 million, respectively, for the second quarter of 2022. For the nine months ended September 30, 2022, mortgage production was $310.3 million and mortgage sales totaled $242.0 million.
•Small Business Specialty Lending (“SBSL”) closed $19.4 million in Small Business Administration (“SBA”) loans and sold $14.8 million in SBA loans in the third quarter of 2022 compared to $21.0 million and $18.2 million, respectively, for the second quarter of 2022. For the nine months ended September 30, 2022, loans closed were $46.1 million and loans sold were $46.6 million.
•The Board of Directors authorized a $12 million stock buyback program that will be in place through the end of 2023. This equates to approximately 5% of the current shares outstanding at recent market prices.

The Company also announced that on October 20, 2022, the Board of Directors declared a quarterly cash dividend of $0.1075 per share, to be paid on its common stock on November 18, 2022, to shareholders of record as of the close of business on November 4, 2022. The Company had 17,641,123 shares of its common stock outstanding as of October 19, 2022.

Commenting on the announcement, Heath Fountain, Chief Executive Officer, said, “We are pleased to announce improved operating results for the third quarter, including another quarter of well above trend loan growth that drove a significant increase in net interest income. Earnings quality has also improved during the year, with 90% of the net earnings year to date coming from the core bank versus 75% in both 2021 and 2020. This quarter was one of the most dynamic interest rate environments in which we have operated, and the negative impact of increasing rates to the investment portfolio and our cost of funds is something that we will continue to fight if rates stay here or go higher. Our investments in new lines of business, including merchant services, indirect marine and recreational vehicle lending, and our newest lending markets, continued to be a short term drag of 10bps on return on assets during the quarter. Asset quality continues to improve, and we remain comfortable with the overall risk position of the company. The Board of Directors reinforced this belief by adding a $12 million stock buyback authorization to the capital management tools we previously had available.”

“Finally and similar to our comment last quarter, we do expect to show continued strong asset generation for the next three to six months. The current loan pipelines remain very strong, both in volume and quality, even as we continue to increase loan pricing. While asset quality metrics are strong and improving, we recorded higher provision expense than anticipated due to loan growth being meaningfully higher than projected.”

Balance Sheet

•Total assets were $2.81 billion at September 30, 2022, an increase of $77.2 million from June 30, 2022.
•Total loans, including loans held for sale, were at $1.61 billion at September 30, 2022, an increase of $119.2 million from the quarter ended June 30, 2022.
•Total deposits were $2.41 billion and $2.33 billion at September 30, 2022 and June 30, 2022, respectively, an increase of $78.2 million.
•Total borrowings at September 30, 2022 totaled $158.4 million, an increase of $6.3 million or, 4.1%, compared to June 30, 2022 related to additional Federal Home Loan Bank advances which were offset by the reduction in federal funds purchased.

Capital

•Colony continues to maintain a strong capital position, with ratios that exceed regulatory minimums required to be considered as “well-capitalized.”
•Preliminary tier one leverage ratio, tier one capital ratio, total risk-based capital ratio and common equity tier one capital ratio were 9.28%, 13.04%, 15.78%, and 11.81%, respectively, at September 30, 2022.

Third Quarter and September 30, 2022 Year to Date Results of Operations

•Net interest income, on a tax-equivalent basis, for the third quarter of 2022 totaled $21.0 million, compared to $18.0 million for the third quarter of 2021. Net interest income, on a tax-equivalent basis, for the nine months ended September 30, 2022 totaled $59.5 million, compared to $47.4 million for the nine months ended September 30, 2021. The increase during the quarter and nine months ended September 30, 2022 compared to the same period in 2021 is primarily attributable to increases in loan volume and purchases of investment securities, partially offset by increases in deposit rates.
•Net interest margin for the quarter decreased 23 basis points from the third quarter of 2021, but increased ten basis points from the second quarter of 2022. This is primarily due to an increase in deposit rates and volume along with an increase in borrowings. Net interest margin for the nine months ended September 30, 2022 decreased 30 basis points from the nine months ended September 30, 2021, but increased four points from the second quarter 2022. Two borrowings from the acquisition of SouthCrest Financial Group, Inc. (“SouthCrest”) were called and the remaining mark of approximately $750,000 was recognized in interest expense in the second quarter of 2022.
•Noninterest income totaled $8.2 million for the third quarter ended September 30, 2022, a decrease of $1.3 million, or 13.3%, compared to the same period in 2021. The decrease was primarily attributable to decreases in service charges on deposits, mortgage fee income and SBSL loan sales, partially offset by increases in interchange fee income and service charges on deposit accounts. Noninterest income totaled $27.4 million for the nine months ended September 30, 2022, an increase of $1.9 million, or 7.5%, compared to the same period in 2021. The increase was primarily attributable to growth in interchange fee income, service charges on deposits and increased insurance commissions, offset by a decrease in mortgage fee income.
•Noninterest expense totaled $21.4 million for the third quarter ended September 30, 2022, compared to $21.2 million for the same period in 2021. Noninterest expense totaled $67.6 million for the nine months ended September 30, 2022, compared to $54.1 million for the same period in 2021. The increase for the nine month period was primarily related to increases in salaries, information technology, and communications related to the acquisition of SouthCrest in August of 2021.

Asset Quality

•Nonperforming assets totaled $5.5 million and $5.2 million at September 30, 2022 and June 30, 2022, respectively, an increase of $307,000.
•Other real estate owned and repossessed assets totaled approximately $246,000 at September 30, 2022, and $293,000 at June 30, 2022.
•Net loans charged-off were $198,000, or 0.05% of average loans for the third quarter of 2022, compared to net charge-offs of $58,000 or 0.02% for the second quarter of 2022.

•The loan loss reserve was $15.2 million, or 0.96% of total loans, at September 30, 2022, compared to $14.0 million, or 0.96% of total loans at June 30, 2022, and $12.9 million, or 0.96% of total loans, at December 31, 2021.

As noted above and in the table on page 7, overall asset quality remains strong.

Stock Buyback Authorization

On October 20, 2022, the Board of Directors of the Company authorized a stock buyback program, under which the
Company may repurchase up to $12 million of its outstanding common stock. Repurchases under this program may be made from time to time through open market purchases, privately negotiated transactions or such other manners as will comply with applicable laws and regulations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions and other corporate liquidity requirements and priorities. The buyback program does not obligate the Company to purchase any particular number of shares and there is no guarantee as to the exact number of shares that will be repurchased by the Company. The buyback program is intended to expire at the end of 2023 but may be suspended, modified or terminated by the Company at any time and for any reason, without prior notice.

Earnings call information

The Company will host an earnings conference call at 9:00 a.m. EDT on Friday, October 21, 2022, to discuss the recent results and answer appropriate questions. The conference call can be accessed by dialing 1-844-200-6205 (or 1-929-526-1599 for international participants). The conference call access code is 915766. A replay of the call will be available until Friday, October 28, 2022. To listen to the replay, dial 1-866-813-9403 and enter the access code 356064.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 35 locations throughout Georgia. At Colony Bank, we offer a wide range of banking services including personal banking, business banking, mortgage solutions, government guaranteed lending solutions, and more. We have expanded our services to also include consumer insurance products, such as automotive, homeowners, and other insurance needs for our community. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on social media.

Forward-Looking Statements

Certain statements contained in this press release that are not statements of historical fact constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to: (i) projections and/or expectations of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding growth strategy, capital management, liquidity and funding, and future profitability; (v) statements regarding the effects of the COVID-19 pandemic and related variants on the Company’s business and financial results and conditions; and (vi) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the continued impact of the COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; the Company’s ability to implement its various strategic and growth initiatives; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the

Company conducts operations being less favorable than expected; changes in the prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the COVID-19 pandemic and related variants; higher inflation and its impacts; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in the stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; risks related to the Company’s recently completed acquisitions, including that the anticipated benefits from the recently completed acquisitions are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events; the risks associated with the Company’s pursuit of future acquisitions; and general competitive, economic, political and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors,” and in the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

Explanation of Certain Unaudited Non-GAAP Financial Measures

The measures entitled operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio and pre-provision net revenue are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, and net interest income before provision for credit losses, respectively. Operating net income and operating efficiency ratio both exclude acquisition-related expenses. Acquisition-related expenses include fees associated with current period acquisitions and ongoing amortization of intangibles related to prior acquisitions. Adjusted earnings per diluted share includes the adjustments to operating net income. Tangible book value per common share and tangible equity to tangible assets exclude goodwill and other intangibles. Pre-provision net revenue is calculated by adding noninterest income to net interest income before provision for credit losses, and subtracting noninterest expense.

Management uses these non-GAAP financial measures in its analysis of the Company's performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company's performance, and if not provided would be requested by the investor community. The Company believes the non-GAAP measures enhance investors' understanding of the Company's business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.

These disclosures should not be considered an alternative to GAAP. The computations of operating net income, adjusted earnings per diluted share, tangible book value per common share, tangible equity to tangible assets, operating efficiency ratio, and pre-provision net revenue and the reconciliation of these measures to net income, diluted earnings per share, book value per common share, total equity to total assets, efficiency ratio, and net interest income before provision for credit losses are set forth in the table below.

Colony Bankcorp, Inc.
Reconciliation of Non-GAAP Measures

	2022			2021
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Operating net income reconciliation
Net income (GAAP)	$5,252	$3,415	$5,324	$4,160	$5,583
FHLB mark from called borrowings	—	751	—	—	—
Severance costs	—	1,346	—	—	—
Acquisition-related expenses	2	1	139	1,261	1,794
Writedown of bank premises	—	—	—	90	—
Income tax benefit	—	(272)	(26)	(284)	(466)
Operating net income	$5,254	$5,241	$5,437	$5,227	$6,911
Weighted average diluted shares	17,645,119	17,586,276	15,877,695	13,673,998	12,344,926
Adjusted earnings per diluted share	$0.30	$0.30	$0.37	$0.40	$0.57

Tangible book value per common share reconciliation
Book value per common share (GAAP)	$12.81	$13.34	$14.23	$15.92	$15.88
Effect of goodwill and other intangibles	(3.12)	(3.44)	(3.40)	(4.51)	(4.46)
Tangible book value per common share	$9.69	$9.90	$10.83	$11.41	$11.42

Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	8.06%	8.60%	9.32%	8.09%	8.64%
Effect of goodwill and other intangibles	(1.84)%	(2.08)%	(2.07)%	(2.15)%	(2.27)%
Tangible equity to tangible assets	6.22%	6.52%	7.25%	5.93%	6.37%

Operating efficiency ratio calculation
Efficiency ratio (GAAP)	73.57%	83.75%	76.94%	82.15%	77.68%
Severance costs	—	(4.61)	—	—	—
Acquisition-related expenses	(0.01)	—	(2.20)	(5.33)	(7.30)
Writedown of bank premises	—	—	—	(0.30)	—
Operating efficiency ratio	73.56%	79.14%	74.74%	76.52%	70.38%

Pre-provision net revenue
Net interest income before provision for credit losses	$20,865	$19,167	$19,188	$19,022	$17,868
Noninterest income	8,179	10,058	9,152	10,815	9,438
	$29,044	$29,225	$28,340	$29,837	$27,306

Noninterest expense	21,367	24,476	21,805	24,512	21,211
Pre-provision net revenue	$7,677	$4,749	$6,535	$5,325	$6,095

Colony Bankcorp, Inc.
Selected Financial Information

	2022			2021
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
EARNINGS SUMMARY
Net interest income	$20,865	$19,167	$19,188	$19,022	$17,868
Provision for loan losses	1,320	1,100	50	50	150
Non-interest income	8,179	10,058	9,152	10,815	9,438
Non-interest expense	21,367	24,476	21,805	24,512	21,211
Income taxes	1,105	234	1,161	1,116	362
Net income	5,252	3,415	5,324	4,159	5,583
PERFORMANCE MEASURES
Per common share:
Common shares outstanding	17,641,123	17,581,212	17,586,333	13,673,898	13,674,198
Weighted average basic shares	17,645,119	17,586,276	15,877,695	13,673,998	12,344,926
Weighted average diluted shares	17,645,119	17,586,276	15,877,695	13,673,998	12,344,926
Earnings per basic share	$0.30	$0.19	$0.34	$0.30	$0.45
Earnings per diluted share	0.30	0.19	0.34	0.30	0.45
Adjusted earnings per diluted share(b)	0.30	0.30	0.37	0.40	0.57
Cash dividends declared per share	0.1075	0.1075	0.1075	0.1025	0.1025
Common book value per share	12.81	13.34	14.23	15.92	15.88
Tangible book value per common share(b)	9.69	9.90	10.83	11.41	11.42
Pre-provision net revenue(b)	$7,677	$4,749	$6,535	$5,325	$6,095

Performance ratios:
Net interest margin (a)	3.25%	3.15%	3.13%	3.16%	3.48%
Return on average assets	0.75	0.51	0.81	0.64	1.00
Return on average total equity	8.85	5.68	8.88	7.65	11.49
Efficiency ratio	73.57	83.75	76.94	82.15	77.68
Operating efficiency ratio (b)	73.56	79.14	74.74	76.52	70.38

Colony Bankcorp, Inc.
Selected Financial Information

	2022			2021
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
ASSET QUALITY
Nonperforming loans (NPLs)	$5,302	$4,948	$6,171	$5,449	$12,246
Other real estate owned	246	246	246	281	807
Repossessed assets	—	47	48	49	3
Total nonperforming assets (NPAs)	5,548	5,241	6,465	5,779	13,056
Classified loans	17,755	19,247	18,306	19,016	30,300
Criticized loans	43,377	49,204	52,859	58,938	61,857
Net loan (recoveries)/charge-offs	198	58	41	(17)	144
Allowance for loan losses to total loans	0.96%	0.96%	0.95%	0.96%	0.98%
Allowance for loan losses to total NPLs	286.34	282.19	209.35	236.92	105.15
Allowance for loan losses to total NPAs	273.65	266.42	199.83	223.40	98.63
Net (recoveries)/charge-offs to average loans	0.05	0.02	0.01	(0.01)	0.05
NPLs to total loans	0.33	0.34	0.46	0.41	0.93
NPAs to total assets	0.20	0.19	0.24	0.21	0.52
NPAs to total loans and foreclosed assets	0.35	0.36	0.48	0.43	1.00

AVERAGE BALANCES
Total assets	2,777,390	2,676,612	2,679,242	2,589,908	2,272,904
Loans, net	1,509,202	1,384,795	1,333,784	1,306,796	1,218,102
Loans, held for sale	30,238	29,843	28,650	38,543	24,964
Deposits	2,366,710	2,325,756	2,341,357	2,274,910	1,975,418
Total stockholders’ equity	235,557	241,281	243,120	215,783	197,109
(a) Computed using fully taxable-equivalent net income.
(b) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Three Months Ended September 30,
	2022			2021
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [1]	$1,553,882	$18,183	4.64%	$1,243,066	$16,085	5.25%
Investment securities, taxable	809,692	4,711	2.31%	614,404	2,668	1.76%
Investment securities, tax-exempt [2]	124,038	638	2.04%	77,255	362	1.90%
Deposits in banks and short term investments	70,455	278	1.56%	166,064	57	0.14%
Total interest-earning assets	2,558,067	23,810	3.69%	2,100,789	19,172	3.70%
Noninterest-earning assets	219,323			172,115
Total assets	$2,777,390			$2,272,904
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,424,171	$772	0.21%	$1,169,693	$319	0.11%
Other time	370,282	677	0.72%	320,484	380	0.48%
Total interest-bearing deposits	1,794,453	1,449	0.32%	1,490,177	699	0.19%
Federal funds purchased	541	3	2.20%	—	—	—%
Federal Home Loan Bank advances	96,848	555	2.27%	42,391	171	1.64%
Other borrowings	65,741	822	4.96%	37,289	289	3.14%
Total other interest-bearing liabilities	163,130	1,380	3.36%	79,680	460	2.34%
Total interest-bearing liabilities	1,957,583	2,829	0.57%	1,569,857	1,159	0.30%
Noninterest-bearing liabilities:
Demand deposits	572,257			$485,241
Other liabilities	11,993			20,697
Stockholders' equity	235,557			197,109
Total noninterest-bearing liabilities and stockholders' equity	819,807			703,047
Total liabilities and stockholders' equity	$2,777,390			$2,272,904
Interest rate spread			3.12%			3.40%
Net interest income		$20,981			$18,013
Net interest margin			3.25%			3.48%

1The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $33,000 and $73,000 for the quarters ended September 30, 2022 and 2021, respectively, are included in income and fees on loans. Accretion income of $122,000 and $104,000 for the quarter ended September 30, 2022 and 2021 are also included in income and fees on loans.
2Taxable-equivalent adjustments totaling $83,000 and $72,000 for the quarters ended September 30, 2022 and 2021, respectively, are included in tax-exempt interest on investment securities.

Colony Bankcorp, Inc.
Average Balance Sheet and Net Interest Analysis

	Nine months ended September 30,
	2022			2021
(dollars in thousands)	Average Balances	Income/ Expense	Yields/ Rates	Average Balances	Income/ Expense	Yields/ Rates
Assets
Interest-earning assets:
Loans, net of unearned income [3]	$1,448,661	$50,526	4.66%	$1,133,533	$43,890	5.18%
Investment securities, taxable	831,438	12,795	2.06%	468,561	6,011	1.72%
Investment securities, tax-exempt [4]	116,615	1,661	1.90%	47,839	677	1.89%
Deposits in banks and short term investments	101,432	437	0.58%	165,280	155	0.13%
Total interest-earning assets	2,498,146	65,419	3.50%	1,815,213	50,733	3.74%
Noninterest-earning assets	213,556			121,417
Total assets	$2,711,702			$1,936,630
Liabilities and stockholders' equity
Interest-bearing liabilities:
Interest-earning demand and savings	$1,432,892	$1,340	0.13%	$978,181	$630	0.09%
Other time	347,383	1,334	0.51%	278,508	1,291	0.62%
Total interest-bearing deposits	1,780,275	2,674	0.20%	1,256,689	1,921	0.20%
Federal funds purchased	2,820	22	1.05%	—	—	—%
Federal Home Loan Bank advances[5]	65,191	1,746	3.58%	29,197	401	1.84%
Paycheck Protection Program Liquidity Facility	—	—	—%	34,155	93	0.36%
Other borrowings	47,675	1,441	4.04%	37,536	896	3.19%
Total other interest-bearing liabilities	115,686	3,209	3.71%	100,888	1,390	1.84%
Total interest-bearing liabilities	1,895,961	5,883	0.41%	1,357,577	3,311	0.33%
Noninterest-bearing liabilities:
Demand deposits	$564,425			$411,307
Other liabilities	11,357			5,096
Stockholders' equity	239,959			162,650
Total noninterest-bearing liabilities and stockholders' equity	815,741			579,053
Total liabilities and stockholders' equity	$2,711,702			$1,936,630
Interest rate spread			3.09%			3.41%
Net interest income		$59,536			$47,422
Net interest margin			3.19%			3.49%

3 The average balance of loans includes the average balance of nonaccrual loans. Income on such loans is recognized and recorded on the cash basis. Taxable-equivalent adjustments totaling $95,000 and $206,000 for the nine months ended September 30, 2022 and 2021, respectively, are included in income and fees on loans. Accretion income of $550,000 and $375,000 for the nine months ended September 30, 2022 and 2021 are also included in income and fees on loans.
4 Taxable-equivalent adjustments totaling $216,000 and $135,000 for the nine months ended September 30, 2022 and 2021, respectively, are included in tax-exempt interest on investment securities.
5Federal Home Loan Bank advances interest expense includes $751,000 for the nine months ended September 30, 2022 and is the recognized mark on two advances that were acquired in the SouthCrest acquisition that were called early.

Colony Bankcorp, Inc.
Segment Reporting
	2022			2021
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Banking Division
Net interest income	$20,508	$18,819	$18,824	$18,316	$17,181
Provision for loan losses	1,320	1,100	50	50	150
Noninterest income	4,288	5,187	4,300	4,480	4,340
Noninterest expenses	17,537	19,504	17,701	19,280	16,941
Income taxes	1,047	227	900	475	434
Segment income	$4,892	$3,175	$4,473	$2,991	$3,996

Total segment assets	$2,738,082	$2,664,966	$2,627,450	$2,620,501	$2,499,223

Full time employees	396	396	404	400	417

Mortgage Banking Division
Net interest income	$17	$57	$71	$114	$138
Provision for loan losses	—	—	—	—	—
Noninterest income	2,345	2,736	2,912	3,102	3,104
Noninterest expenses	2,289	2,799	2,711	2,869	2,765
Income taxes	10	(7)	101	334	(290)
Segment income	$63	$1	$171	$13	$767

Total segment assets	$16,905	$20,183	$19,417	$25,149	$21,184

Full time employees	61	59	62	55	53

Small Business Specialty Lending Division
Net interest income	$340	$291	$293	$592	$549
Provision for loan losses	—	—	—	—	—
Noninterest income	1,546	2,135	1,940	3,233	1,994
Noninterest expenses	1,541	2,173	1,393	2,363	1,505
Income taxes	48	14	160	307	218
Segment income	$297	$239	$680	$1,155	$820

Total segment assets	$50,925	$43,553	$39,921	$46,065	$23,291

Full time employees	29	28	28	26	24

Total Consolidated
Net interest income	$20,865	$19,167	$19,188	$19,022	$17,868
Provision for loan losses	1,320	1,100	50	50	150
Noninterest income	8,179	10,058	9,152	10,815	9,438
Noninterest expenses	21,367	24,476	21,805	24,512	21,211
Income taxes	1,105	234	1,161	1,116	362
Segment income	$5,252	$3,415	$5,324	$4,159	$5,583

Total segment assets	$2,805,912	$2,728,702	$2,686,788	$2,691,715	$2,543,698

Full time employees	486	483	494	481	494

Colony Bankcorp, Inc.
Consolidated Balance Sheets
	September 30, 2022	December 31, 2021
(dollars in thousands)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$18,533	$18,975
Interest-bearing deposits in banks and federal funds sold	66,507	178,257
Cash and cash equivalents	85,040	197,232
Investment securities available for sale, at fair value	439,716	938,164
Investment securities held to maturity, at amortized cost	468,306	—
Other investments, at cost	12,850	14,012
Loans held for sale	23,945	38,150
Loans, net of unearned income	1,586,613	1,337,977
Allowance for loan losses	(15,182)	(12,910)
Loans, net	1,571,431	1,325,067
Premises and equipment	41,249	43,033
Other real estate	246	281
Goodwill	48,923	52,906
Other intangible assets	6,065	7,389
Bank owned life insurance	55,157	55,159
Deferred income taxes, net	30,614	3,644
Other assets	22,370	16,678
Total assets	$2,805,912	$2,691,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-bearing	$558,347	$552,576
Interest-bearing	1,851,315	1,822,032
Total deposits	2,409,662	2,374,608
Federal Home Loan Bank advances	95,000	51,656
Other borrowed money	63,364	36,792
Accrued expenses and other liabilities	11,819	10,952
Total liabilities	$2,579,845	$2,474,008

Stockholders’ equity
Common stock, $1 par value; 20,000,000 shares authorized, 17,641,123 and 13,673,898 issued and outstanding, respectively	$17,641	$13,674
Paid in capital	167,608	111,021
Retained earnings	107,918	99,189
Accumulated other comprehensive loss, net of tax	(67,100)	(6,177)
Total stockholders’ equity	226,067	217,707
Total liabilities and stockholders’ equity	$2,805,912	$2,691,715

Colony Bankcorp, Inc.
Consolidated Statements of Income (unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
(dollars in thousands, except per share data)
Interest income:
Loans, including fees	$18,150	16,013	$50,431	43,684
Investment securities	5,266	2,954	14,240	6,546
Deposits in banks and short term investments	278	58	437	154
Total interest income	23,694	19,025	65,108	50,384

Interest expense:
Deposits	1,449	698	2,674	1,921
Federal funds purchased	3	—	22	—
Federal Home Loan Bank advances	555	170	1,746	401
Paycheck Protection Program Liquidity Facility	—	—	—	93
Other borrowings	822	289	1,441	802
Total interest expense	2,829	1,157	5,883	3,217
Net interest income	20,865	17,868	59,225	47,167
Provision for loan losses	1,320	150	2,470	650
Net interest income after provision for loan losses	19,545	17,718	56,755	46,517

Noninterest income:
Service charges on deposits	2,104	1,792	5,823	4,278
Mortgage fee income	1,708	3,107	7,356	10,107
Gain on sale of SBA loans	1,215	1,813	4,805	4,548
(Loss)/Gain on sale of securities	(96)	—	(72)	137
Interchange fees	2,179	1,745	6,338	4,941
BOLI income	312	280	977	710
Other	757	701	2,157	754
Total noninterest income	8,179	9,438	27,384	25,475

Noninterest expense:
Salaries and employee benefits	12,154	11,826	40,498	31,907
Occupancy and equipment	1,645	1,599	4,872	4,169
Acquisition related	2	1,994	142	3,031
Information technology expenses	2,491	2,045	7,394	5,493
Professional fees	881	804	2,773	1,975
Advertising and public relations	876	674	2,406	1,817
Communications	471	310	1,325	837
Other	2,847	1,959	8,238	4,884
Total noninterest expense	21,367	21,211	67,648	54,113
Income before income taxes	6,357	5,945	16,491	17,879
Income taxes	1,105	362	2,500	3,379
Net income	$5,252	$5,583	$13,991	$14,500
Earnings per common share:
Basic	$0.30	$0.45	$0.82	$1.39
Diluted	0.30	0.45	0.82	1.39
Dividends declared per share	0.1075	0.1025	0.3225	0.3075
Weighted average common shares outstanding:
Basic	17,645,119	12,344,926	17,042,838	10,447,496
Diluted	17,645,119	12,344,926	17,042,838	10,447,496

Colony Bankcorp, Inc.
Quarterly Comparison
	2022			2021
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Assets	$2,805,912	$2,728,702	$2,686,788	$2,691,715	$2,512,581
Loans, net	1,571,431	1,438,842	1,341,113	1,325,067	1,296,983
Deposits	2,409,662	2,331,511	2,350,786	2,374,608	2,195,122
Total equity	226,067	234,595	250,277	217,707	217,130
Net income	5,252	3,415	5,324	4,160	5,583
Earnings per basic share	$0.30	$0.19	$0.34	$0.30	$0.45

Key Performance Ratios:
Return on average assets	0.75%	0.51%	0.81%	0.64%	1.00%
Return on average total equity	8.85%	5.68%	8.88%	7.65%	11.49%
Total equity to total assets	8.06%	8.60%	9.32%	8.09%	8.64%
Tangible equity to tangible assets (a)	6.22%	6.52%	7.25%	5.93%	6.37%
Net interest margin	3.25%	3.15%	3.13%	3.16%	3.48%
(a) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Colony Bankcorp, Inc.
Quarterly Loan Comparison
	2022			2021
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Core	$1,372,159	$1,217,498	$1,093,126	$990,063	$931,793
Paycheck Protection Program (“PPP”)	98	128	387	8,486	16,999
Purchased	214,356	235,179	260,519	339,428	361,068
Total	$1,586,613	$1,452,805	$1,354,032	$1,337,977	$1,309,860

Colony Bankcorp, Inc.
Quarterly Loans by Location Comparison
	2022			2021
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Atlanta	$342,944	$287,460	$246,629	$281,040	$278,473
Augusta	47,532	36,545	38,462	36,268	28,064
Birmingham	7,291	2,255	—	—	—
Middle Georgia	168,725	146,159	117,336	117,788	100,804
Northwest Georgia	45,482	38,520	38,430	27,167	24,334
Coastal Georgia	266,626	259,248	237,621	235,799	233,648
South Central Georgia	354,746	348,273	345,421	336,849	352,057
Southwest Georgia	125,309	127,783	118,263	105,937	99,385
West Georgia	191,371	181,791	168,071	161,678	160,663
Small Business Specialty Lending	35,169	23,411	39,934	23,101	8,850
Paycheck Protection Program	98	128	387	8,486	16,999
Purchase Accounting	(492)	(614)	(697)	(948)	(1,025)
Other	1,812	1,846	4,175	4,812	7,608
Total	$1,586,613	$1,452,805	$1,354,032	$1,337,977	$1,309,860

Colony Bankcorp, Inc.
Quarterly PPP Fees Comparison
	2022			2021
(dollars in thousands)	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
PPP loan fee income	$—	$6	$505	$502	$1,556
Unearned income on PPP loans	6	6	12	517	1,019